As filed with the Securities and Exchange Commission on April 30, 2002

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 30, 2002

DSP GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23006 (Commission File Number)	94-2683643 (I.R.S. Employer Identification No.)
3120 Scott Boulevard, Santa Clara, CA (Address of Principal Executive Offices)	95054 (Zip Code)

408/986-4300
(Registrant’s Telephone Number, Including Area Code)

With a copy to:
Bruce Alan Mann, Esq.
Morrison & Foerster llp
425 Market Street
San Francisco, CA 94105

Item 5.                                   OTHER EVENTS.

DSP Group, Inc., (the “Company”) is holding its 2002 Annual Meeting of Stockholders on June 24, 2002 (the “2002 Annual Meeting”).  In 2001, the annual meeting of stockholders was held on May 14, 2001.  As the date of the 2002 Annual Meeting is delayed by more than 30 days from the date of its previous annual meeting, in accordance with the applicable rules of the Securities and Exchange Commission, the Company is hereby notifying its stockholders of the new meeting date for the 2002 Annual Meeting.  The Company will be mailing the proxy statement and related materials in connection with the 2002 Annual Meeting on or about May 13, 2002.  In light of this anticipated mailing schedule, the Company is hereby notifying its stockholders that May 3, 2002 will be the new date for submitting stockholder proposals for inclusion in the Company’s proxy statement for the 2002 Annual Meeting.  The Company believes that such a deadline provides a reasonable time before the Company begins the mailing of its proxy materials for the 2002 Annual Meeting.  Stockholder proposals received by the Company after May 3, 2002 will be considered untimely and will not be included in the Company’s proxy statement for the 2002 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date:	April 30, 2002	By:	/s/ Moshe Zelnik
Moshe Zelnik
Vice President, Finance,
Chief Financial Officer
and Secretary